EXHIBIT 32.1

CERTIFICATION OF THE SENIOR VICE PRESIDENT OF OPERATIONS

Pursuant to 18 U.S.C. § 1350

Solely for the purpose of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Senior Vice President of Operations of Nicholas Financial, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin D. Bates
Kevin D. Bates
Senior Vice President of Operations
(Principal Executive Officer)

Dated: November 09, 2017